Exhibit 3.1

FRANCISCO V. AGUILAR

Secretary of State

401 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Business Number

C24845-2000

Filing Number

20244394092

Filed On

10/10/2024 12:30:00 PM

Number of Pages

3

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity information:	Name of entity as on file with the Nevada Secretary of State: Trustfeed Corp. Entity or Nevada Business Identification Number (NVID): NV20001410075
2. Restated or Amended and Restated Articles: (Select one) (If amending and restating only, complete section 1,2,3,5 and 6

☐ Certificate to Accompany Restated Articles or Amended and Restated Articles

☐ Restated Articles - No amendments, articles are restated only and are signed by an officer of the corporation who has been authorized to execute the certificate by resolution of the board of directors adopted on: _________

The certificate correctly sets forth the text of the articles or certificate as amended to the date of the certificate.

☐ Amended and Restated Articles

*Restated or Amended and Restated Articles must be included with this filing type.

3. Type of Amendment Being Completed: (Select only one box) (If amending, complete section 1,3,5 and 6)

☐ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.380 - Before Issuance of Stock)

The undersigned declare that they constitute at least two thirds of the following: (Check only one box) ☐ incorporators ☐ board of directors

The undersigned affirmatively declare that to the date of this certificate, no stock of the corporation has been issued

☒ Certificate of Amendment to Articles of Incorporation (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 84.30%

Or ☐ No action by stockholders is required, name change only

☐ Officer’s Statement (foreign qualified entities only) -

Name in home state, if using a modified name in Nevada:

________________________________________

Jurisdiction of formation: _________________________

Changes to takes the following effect:

☐ The entity name has been amended. ☐ Dissolution

☐ The purpose of the entity has been amended. ☐ Merger

☐ The authorized shares have been amended. ☐ Conversion

☐ Other: (specify changes)

* Officer’s Statement must be submitted with either a certified copy of or a certificate evidencing the filing of any document, amendatory or otherwise, relating to the original articles in the place of the corporations creation.

 This form must be accompanied by appropriate fees

FRANCISCO V. AGUILAR

Secretary of State

202 North Carson Street

Carson City, Nevada 89701-4201

(775) 684-5708

Website: www.nvsos.gov

Profit Corporation:

Certificate of Amendment (PURSUANT TO NRS 78.380 & 78.385/78.390)

Certificate to Accompany Restated Articles or Amended and

Restated Articles (PURSUANT TO NRS 78.403)

Officer’s Statement (PURSUANT TO NRS 80.030)

4. Effective Date and Time: (Optional)	Date: ______________ Time:______________ (must not be later than 90 days after the certificate is filed)
5. Information Being Changed: (Domestic Corporations only)

Changes to takes the following effect:

☒ The entity name has been amended.

☐ The registered agent has been changed. (attach Certificate of Acceptance from new registered agent)

☐ The purpose of the entity has been amended.

☒ The authorized shares have been amended.

☐ The directors, managers or general partners have been amended.

☐ IRS tax language has been added.

☐ Articles have been added.

☐ Articles have been deleted.

☒ Other.

The articles have been amended as follows: (provide article numbers, if available)

New Section 3 to Article IV, to effect reverse stock split

(attach additional page(s) if necessary)

6. Signature: (Required)

X /s/ Terrence M. Tierney

Signature of Officer or Authorized Signer   Title: President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

Please include any required or optional information in space below: (attached additional pages if necessary)
See attached Addendum

This form must be accompanied by appropriate fees

Addendum

The Articles of Incorporation of Trustfeed Corp. have been amended as follows:

1. Article I is hereby amended and restated in its entirety to read as follows:

“The name of the corporation is Polomar Health Services, Inc.”

2. Section 1 of Article IV is hereby amended and restated in its entirety to read as follows:

Section 1. Authorized Shares. The aggregate number of shares which the Corporation shall have authority to issue is Three Hundred Million (300,000,000) shares, consisting of two classes to be designated, respectively, “Common Stock” and “Preferred Stock,” with all of such shares having a par value of $0.001 per share. The total number of shares of Common Stock that the Corporation shall have authority to issue is Two Hundred Ninety-Five Million (295,000,000) shares. The total number of shares of Preferred Stock that the Corporation shall have authority to issue is Five Million (5,000,000) shares. The Preferred Stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, and relative, participating, optional and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of directors pursuant to Section 3 of this Article IV.

3. Article IV is hereby amended to include the following new Section 3:

Section 3. Reverse Stock Split. Subject to the remainder of this Article IV, effective on October 10, 2024 (the “Effective Time”), a reverse stock split of the Common Stock will be effected such that every ten shares of Common Stock issued and outstanding immediately prior to the Effective Time (the “Old Common Stock”) will be reclassified and converted into one share of Common Stock (the “New Common Stock”), automatically and without any action on the part of the holder thereof, subject to the treatment of fractional share interests as described below. Each old certificate that, immediately prior to the Effective Time, represented shares of Old Common Stock (the “Old Certificates”) shall, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent that number of whole shares of New Common Stock into which the shares of Old Common Stock represented by such Old Certificate shall have been reclassified. All fractional shares of Common Stock shall be rounded to the next higher whole number of shares of Common Stock. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which new certificates (the “New Certificates”) shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificates so surrendered. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting the exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the transfer agent that transfer taxes are not payable. From and after the Effective Time, the amount of capital represented by the shares of New Common Stock into which and for which the shares of Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.